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                                                    EXHIBIT 21.1

                                               LIST OF SUBSIDIARIES

                                              AS OF OCTOBER 31, 1998*

                                                                NAME UNDER WHICH
                                                                SUBSIDIARY DOES
                                    STATE OR JURISDICTION OF        BUSINESS
                                        INCORPORATION OR
                                          ORGANIZATION
FIRST TIER SUBSIDIARY OF EATON
  VANCE CORP.:

   Eaton Vance Management                 Massachusetts               Same

CERTAIN SUBSIDIARIES OF EATON
  VANCE MANAGEMENT:

   Eaton Vance Distributors, Inc.         Massachusetts               Same
   Northeast Properties, LLC              Massachusetts               Same
   Boston Management and Research         Massachusetts               Same
   MinVen, LLC                            Massachusetts               Same

* The names of certain subsidiaries have been omitted in this list inasmuch as the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of the Company's fiscal year ended October 31, 1998